EXHIBIT 5.1

April 15, 1996

Tosco Corporation
72 Cummings Point Road
Stamford, CT 06902

Ladies and Gentlemen:

     We have acted as counsel to Tosco Corporation, a Nevada corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 33-59423) (together, the "Registration Statement") relating to the public offering of aggregate proceeds not to exceed $200,000,000 of debt securities of the Company (the "Securities"). We may also act as counsel to the Company in connection with the possible future registration of up to $40,000,000 aggregate proceeds of Securities that may be registered pursuant to Rule 462(b) under the Securities Act by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement").

     We have examined copies of the Restated Articles of Incorporation and Bylaws of the Company, the Registration Statement and all exhibits thereto, and such other corporate records and documents and papers, statutes and authorities, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     The Securities are to be issued pursuant to an indenture (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). Certain of the terms of each series of Securities may be set forth in a supplemental indenture to the Indenture (each, a "Supplemental Indenture") between the Company and the Trustee.

     Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the laws of the State of New York and the laws of the United States of America.

     Based upon the foregoing, we are of the opinion that when the issuance, execution and delivery of each series of Securities (including any Securities issued pursuant to the 462(b) Registration Statement, if any) has been authorized by all necessary corporate action of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time) and otherwise in accordance with the provisions of the Indenture and the related Supplemental Indenture, if any, and when such Securities have been duly executed, authenticated and delivered by the Trustee and sold as described in the Registration Statement, (a) such Securities will constitute legal and binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, except that we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, and (b) the holders of such Securities will be entitled to the benefits provided by the Indenture and related Supplemental Indenture, if any.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in any 462(b) Registration Statement, to the reference to us in the prospectus and each related prospectus supplement forming a part of the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



Very truly yours,



STROOCK & STROOCK & LAVAN